                                                                     Exhibit 99c

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 11-K



                                  ANNUAL REPORT


                     ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                   For the fiscal year ended DECEMBER 31, 1998


                         Commission file number: 1-5256



              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
                              (Full title of plan)


                        628 GREEN VALLEY ROAD, SUITE 500
                              GREENSBORO, NC 27408
                    (Address of principal executive offices)


                                 (336) 547-6000
              (Registrant's telephone number, including area code)

Item 1.  Changes in the Plan

There were no changes in the Plan.

Item 2.  Changes in Investment Policy

Effective January 1, 1998 the following funds were added to the Plan: Vanguard Money Market Fund, Vanguard Institutional Index Fund, Longleaf Partners Small-Cap Fund and Baron Asset Fund. Effective January 1, 1998 the following funds were removed from the Plan: Kemper Money Market Fund and Fidelity Magellan Fund.

Item 3.  Contributions Under the Plan

None.  This is a frozen Plan.

Item 4.  Participating Employees

There were approximately 1,452 enrolled participants in the Plan as of December 31, 1998.

Item 5.  Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the Blue Bell Pension and Profit Sharing Committee, is comprised of the following officers of the
         Corporation: Robert Matthews, President - VF Workwear,Inc., Donald Laws, President - Western/Rugged Wear, division of VF Jeanswear, Inc., and Louis J. Fecile, Vice President - Employee Benefits - VF Corporation. Each of these individuals is an employee of VF Corporation (the Corporation). The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b) All expenses of administration of the Plan, including Trustee fees, are paid by the Plan.

Item 6.  Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which Wachovia Bank & Trust Co., n.a., 301 North Main Street, Winston-Salem, NC 27150, has been appointed as Trustee under the Plan. Under the terms of the Trustee Agreement, Wachovia holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding their investment fund or funds. The trustee manages the Fixed Income Fund and Wachovia Short-Term Investment Fund.

(b)      The custodian's compensation is paid by the Plan.

(c)      No bond was furnished or is required to be furnished by the Trustee.

Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the market values of investments as of the end of each quarter.

Item 8.  Investment of Funds

Each participant by calling the VF Savings Line directs the Plan Administrator to notify the Trustee to invest his/her own contributions in one or more of the following funds:

      -     Money Market Fund

      -     Fixed Income/GIC Fund

      -     Balanced Fund

      -     Equity Growth & Income Fund

      -     Index 500 Fund

      -     Small-Cap Value Fund

      -     Small-Cap Growth Fund

      -     Foreign Fund

      - VF Corporation Common Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $14,800, $2,042, and $5,775 for the years ended December 31, 1998, 1997 and 1996 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

Item 9.  Financial Statements and Exhibits

(a)      Financial Statements                                                          Page No.
 Report of Independent Accountants                                                        5

 Statements   of Net Assets Available for Benefits, with Fund Information
     - December 31, 1998 and 1997
              -   Combined Plan                                                           6
              -   Money Market Fund and Fixed Income Fund                                 7
              -   Balanced Fund and Equity Growth & Income Fund                           8
              -   Equity Growth Fund                                                      9
              -  Index 500 Fund and Small-Cap Value Fund                                 10
              -   Small-Cap Growth Fund and Foreign Fund                                 11
              -   VF Corporation Common Stock Fund                                       12
              -  Administrative Account                                                  13

Statements of Changes in Net Assets Available for Benefits, with Fund
     Information For the Years Ended December 31, 1998, 1997 and 1996

              -   Combined Plan                                                          14
              -   Money Market Fund                                                      15
              -   Fixed Income Fund                                                      16
              -   Balanced Fund                                                          17
              -   Equity Growth & Income Fund                                            18
              -   Equity Growth Fund                                                     19
              -   Index 500 Fund                                                         20
              -   Small-Cap Value Fund                                                   21
              -   Small-Cap Growth Fund                                                  22
              -   Foreign Fund                                                           23
              -   VF Corporation Common Stock Fund                                       24
            -  Administrative Account                                                    25

         Notes to Financial Statements                                                   26

         Schedules:

         Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

 (b)     Exhibits - none

                                    SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                          Blue Bell Savings, Profit Sharing and Retirement Plan
                          -----------------------------------------------------
                                        By: /s/ Louis J. Fecile
                                            -----------------------------------
                                            Louis J. Fecile
                                            Vice President - Employee Benefits
                                            VF Corporation


 Date:  March 22, 1999

                        Report of Independent Accountants

Blue Bell Pension Committee
Blue Bell Savings, Profit Sharing and Retirement Plan

We have audited the accompanying statements of net assets available for benefits of the Blue Bell Savings, Profit Sharing and Retirement Plan as of December 31, 1998 and December 31, 1997, and the related statements of changes in net assets available for benefits for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Blue Bell Savings, Profit Sharing and Retirement Plan at December 31, 1998 and December 31, 1997, and the changes in its net assets available for benefits for the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets available for benefits and in the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 22, 1999

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                                  COMBINED PLAN

                                                    December 31
                                           ----------------------------------
ASSETS                                         1998                 1997
------                                     ------------          ------------
Investments, at fair value
  VF Corporation Common Stock -            $ 22,792,594          $ 27,783,657
  486,242 shares in 1998
  597,498 shares in 1997
  Other securities                          180,137,617           154,749,905
                                           ------------          ------------
     Total investments                      202,930,211           182,533,562
Dividends and interest receivable             2,738,483             2,623,100
                                           ------------          ------------
       TOTAL ASSETS                         205,668,694           185,156,662
                                           ------------          ------------
LIABILITIES
Accrued Expenses                                180,262               195,790
                                           ------------          ------------
       TOTAL LIABILITIES                        180,262               195,790
                                           ------------          ------------
Net Assets Available for Benefits          $205,488,432          $184,960,872
                                           ============          ============


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                     MONEY MARKET FUND AND FIXED INCOME FUND


                                                    Money Market Fund                     Fixed Income Fund
                                                      December 31                            December 31
                                          -----------------------------------        --------------------------------
ASSETS                                         1998                 1997                 1998                  1997
                                           -----------          -----------          -----------          -----------
Investments, at fair value
  Other securities                         $ 5,437,655          $ 4,633,800          $43,770,556          $38,571,431
                                           -----------          -----------          -----------          -----------
      Total investments                      5,437,655            4,633,800           43,770,556           38,571,431
Dividends and interest receivable                    0                    0            2,738,483            2,604,627
                                           -----------          -----------          -----------          -----------
Total Assets                                 5,437,655            4,633,800           46,509,039           41,176,058
Accrued Expenses                                 3,999                3,471               32,299               77,928
                                           -----------          -----------          -----------          -----------
Net Assets Available for Benefits          $ 5,433,656          $ 4,630,329          $46,476,740          $41,098,130
                                           ===========          ===========          ===========          ===========

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                  BALANCED FUND AND EQUITY GROWTH & INCOME FUND

                                                   Balanced Fund                      Equity Growth & Income Fund
                                                     December 31                               December 31
                                           --------------------------------         ---------------------------------
                                                1998               1997                1998                 1997
                                           -----------          -----------          -----------          -----------
ASSETS
Investments, at fair value
  Other securities                         $18,192,977          $15,133,879          $66,458,690          $61,906,609
                                           -----------          -----------          -----------          -----------
    Total investments                       18,192,977           15,133,879           66,458,690           61,906,609
Dividends and interest receivable                    0                   32                    0                    0
                                           -----------          -----------          -----------          -----------
Total Assets                                18,192,977           15,133,911           66,458,690           61,906,609
Accrued Expenses                                 5,532                3,457               39,588               31,896
                                           -----------          -----------          -----------          -----------
Net Assets Available for Benefits          $18,187,445          $15,130,454          $66,419,102          $61,874,713
                                           ===========          ===========          ===========          ===========

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                               EQUITY GROWTH FUND

                                                   Equity Growth Fund
                                                      December 31
                                           --------------------------------
                                              1998                1997
                                           -----------          -----------
ASSETS
Investments, at fair value
  Other securities                         $         0          $26,423,902
                                           -----------          -----------
    Total investments                                0           26,423,902
Dividends and interest receivable                    0                    0
                                           -----------          -----------
Total Assets                                                     26,423,902
Accrued Expenses                                     0               20,408
                                           -----------          -----------
Net Assets Available for Benefits          $         0          $26,403,494
                                           ===========          ===========

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                      INDEX 500 FUND & SMALL-CAP VALUE FUND

                                           Index 500           Small-Cap Value
                                              Fund                  Fund
                                           December 31 *       December 31 *
                                           -----------         ------------
                                              1998                 1998
ASSETS
Investments, at fair value
  Other securities                         $34,163,406          $ 3,656,818
                                           -----------          -----------
    Total investments                       34,163,406            3,656,818
Dividends and interest receivable                    0                    0
                                           -----------          -----------
Total Assets                                34,163,406            3,656,818
Accrued Expenses                                35,512                  330
                                           -----------          -----------
Net Assets Available for Benefits          $34,127,894          $ 3,656,488
                                           ===========          ===========


* Fund was available beginning in 1998.

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                      SMALL-CAP GROWTH FUND & FOREIGN FUND

                                           Small-Cap
                                          Growth Fund                    Foreign Fund
                                          December 31 *                  December 31
                                          ------------         -----------------------------
                                              1998               1998               1997
                                           ----------          ----------          ----------
ASSETS
Investments, at fair value
  Other securities                         $5,447,216          $2,884,834          $7,840,772
                                           ----------          ----------          ----------
    Total investments                       5,447,216           2,884,834           7,840,772
Dividends and interest receivable                   0                   0                   0
                                           ----------          ----------          ----------
Total Assets                                5,447,216           2,884,834           7,840,772
Accrued Expenses                                  432               1,637                 850
                                           ----------          ----------          ----------
Net Assets Available for Benefits          $5,446,784          $2,883,197          $7,839,922
                                           ==========          ==========          ==========


* Fund was available beginning in 1998.


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                        VF CORPORATION COMMON STOCK FUND

                                            VF Corporation Common Stock Fund
                                                       December 31
                                           --------------------------------
                                               1998                 1997
                                           -----------          -----------
ASSETS
Investments, at fair value
  VF Corporation Common Stock              $22,792,594          $27,783,657
  486,242 shares in 1998
  597,498 shares in 1997
  Other securities                               7,106              119,164
                                           -----------          -----------
    Total investments                       22,799,700           27,902,821
Dividends and interest receivable                    0               18,441
                                           -----------          -----------
Total Assets                                22,799,700           27,921,262
LIABILITIES
Accrued Expenses                                60,933               57,780
                                           -----------          -----------
Net Assets Available for Benefits          $22,738,767          $27,863,482
                                           ===========          ===========


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                             ADMINISTRATIVE ACCOUNT

                                                December 31
                                           -------------------------
                                            1998             1997
                                           --------          --------
ASSETS
Investments, at Fair Value
  Other Securities                         $118,359          $120,348
                                           --------          --------
Net Assets Available for Benefits          $118,359          $120,348
                                           ========          ========

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  COMBINED PLAN

                                                                            Year Ended December 31
                                                    -------------------------------------------------------------
                                                         1998                   1997                    1996
                                                    -------------           -------------           -------------
Investment income
  Dividends on VF Corporation Common Stock          $     421,579           $     454,214           $     477,072
  Interest                                              2,667,976                 621,733               1,347,738
  Income from mutual funds and
    bank common trust funds                             7,477,108               9,086,591               9,977,884
                                                    -------------           -------------           -------------
                                                       10,566,663              10,162,538              11,802,694
                                                    -------------           -------------           -------------
Withdrawals                                            (8,869,337)             (7,951,720)             (8,352,685)
Expenses                                                 (189,117)               (162,703)               (254,165)
Net realized and unrealized appreciation
 in fair value of investments                          19,019,351              24,150,836               9,531,300
                                                    -------------           -------------           -------------
Net increase                                           20,527,560              26,198,951              12,727,144
Net assets available for benefits
  at beginning of year                                184,960,872             158,761,921             146,034,777
                                                    -------------           -------------           -------------
Net assets available for benefits
  at end of year                                    $ 205,488,432           $ 184,960,872           $ 158,761,921
                                                    =============           =============           =============

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                                MONEY MARKET FUND

                                                         Year Ended December 31
                                           ------------------------------------------------------
                                               1998                 1997                 1996
                                           -----------           -----------           -----------
Investment income
  Income from mutual funds and
    bank common trust funds                $   287,902           $   235,718           $   219,951
                                           -----------           -----------           -----------
                                               287,902               235,718               219,951
                                           -----------           -----------           -----------
Withdrawals                                   (286,461)             (866,763)             (610,531)
Expenses                                          (552)               (2,182)               (6,131)
Fund transfers, net                            802,438               674,444               457,642
                                           -----------           -----------           -----------
Net increase                                   803,327                41,217                60,931
Net assets available for benefits
  Beginning of year                          4,630,329             4,589,112             4,528,181
                                           -----------           -----------           -----------
  End of year                              $ 5,433,656           $ 4,630,329           $ 4,589,112
                                           ===========           ===========           ===========


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                                FIXED INCOME FUND

                                                                    Year Ended December 31
                                                  ----------------------------------------------------------
                                                      1998                   1997                   1996
                                                  ------------           ------------           ------------
Investment income                                 $  2,667,976           $  2,645,610           $  2,519,956
  Interest
                                                  ------------           ------------           ------------
                                                     2,667,976              2,645,610              2,519,956
                                                  ------------           ------------           ------------
Withdrawals                                         (3,665,951)            (3,414,702)            (3,501,348)
Expenses                                                (5,297)               (31,828)               (89,415)
Net realized and unrealized appreciation
(depreciation) in fair value of investments            210,642                 73,254               (171,577)
Fund transfers, net                                  6,171,240                979,681                699,625
                                                  ------------           ------------           ------------
Net increase (decrease)                              5,378,610                252,015               (542,759)
Net assets available for benefits
  Beginning of year                                 41,098,134             40,846,119             41,388,878
                                                  ------------           ------------           ------------
  End of year                                     $ 46,476,744           $ 41,098,134           $ 40,846,119
                                                  ============           ============           ============


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                                  BALANCED FUND

                                                               Year Ended December  31
                                                  ----------------------------------------------------------

                                                      1998                   1997                   1996
                                                  ------------           ------------           ------------
Investment income
  Income from mutual funds and
   bank common trust funds                        $  1,913,885           $  1,213,816           $  1,315,574
                                                  ------------           ------------           ------------
                                                     1,913,885              1,213,816              1,315,574
                                                  ------------           ------------           ------------
Withdrawals                                           (343,159)              (240,518)              (232,392)
Expenses                                                (2,105)                (2,988)                (8,393)
Net realized and unrealized appreciation
  in fair value of investments                         653,651              1,496,785                145,857
Fund transfers, net                                    834,719                101,309              3,884,729
                                                  ------------           ------------           ------------
Net increase                                         3,056,991              2,568,404              5,105,375
Net assets available for benefits
  Beginning of year                                 15,130,454             12,562,050              7,456,675
                                                  ------------           ------------           ------------
  End of year                                     $ 18,187,445           $ 15,130,454           $ 12,562,050
                                                  ============           ============           ============


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                           EQUITY GROWTH & INCOME FUND

                                                                 Year Ended December 31
                                                  ----------------------------------------------------------
                                                      1998                   1997                   1996
                                                  ------------           ------------           ------------
Investment income
  Income from mutual funds and
   bank common trust funds                        $  3,674,047           $  2,852,255           $  2,443,422
                                                  ------------           ------------           ------------
                                                  $  3,674,047           $  2,852,255           $  2,443,422
                                                  ------------           ------------           ------------
Withdrawals                                         (2,325,388)            (1,273,785)            (1,531,919)
Expenses                                                (7,818)               (16,018)               (45,001)
Net realized and unrealized appreciation
   in fair value of investments                     11,788,441             11,654,248              5,797,617
Fund transfers, net                                 (8,584,893)            (1,126,768)             1,857,781
                                                  ------------           ------------           ------------
Net increase                                         4,544,389             12,089,932              8,521,900
Net assets available for benefits
  Beginning of year                                 61,874,713             49,784,781             41,262,881
                                                  ------------           ------------           ------------
  End of year                                     $ 66,419,102           $ 61,874,713           $ 49,784,781
                                                  ============           ============           ============


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                               EQUITY GROWTH FUND

                                                                         Year Ended December 31
                                                       ----------------------------------------------------------
                                                          1998                   1997                   1996
                                                       ------------           ------------           ------------
Investment income
  Income from mutual funds and
   bank common trust funds                             $      8,624           $  1,722,985           $  4,432,448
                                                       ------------           ------------           ------------
                                                              8,624              1,722,985              4,432,448
                                                       ------------           ------------           ------------
Withdrawals                                                (313,682)              (799,578)              (900,512)
Expenses                                                     20,177                (11,134)               (31,309)
Net realized and unrealized appreciation
  (depreciation) in fair value of investments                73,902              3,835,616             (1,655,267)
Fund transfers, net                                     (26,192,515)            (1,477,297)            (7,047,456)
                                                       ------------           ------------           ------------
Net increase (decrease)                                 (26,403,494)             3,270,592             (5,202,096)
Net assets available for benefits
  Beginning of year                                      26,403,494             23,132,902             28,334,998
                                                       ------------           ------------           ------------
  End of year                                          $          0           $ 26,403,494           $ 23,132,902
                                                       ============           ============           ============

See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                                 INDEX 500 FUND

                                                   Year Ended
                                                  December 31
                                                     1998*
                                                  ------------
Investment income
  Income from mutual funds and
   bank common trust funds                        $    676,211
                                                  ------------
                                                       676,211
                                                  ------------
Withdrawals                                           (743,969)
Expenses                                               (35,540)
Net realized and unrealized appreciation
  in fair value of investments                       6,673,045
Fund transfers, net                                 27,558,147
                                                  ------------
Net increase                                        34,127,894
Net assets available for benefits
  Beginning of year                                          0
                                                  ------------
  End of year                                     $ 34,127,894
                                                  ============


* Fund was available beginning in 1998.


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                              SMALL-CAP VALUE FUND

                                                    Year Ended
                                                    December 31
                                                       1998*
                                                    -----------
Investment income
  Income from mutual funds and
   bank common trust funds                          $   444,579
                                                    -----------
                                                        444,579
                                                    -----------
Withdrawals                                             (17,368)
Expenses                                                   (354)
Net realized and unrealized (depreciation)
 in fair value of investments                          (144,257)
Fund transfers, net                                   3,373,888
                                                    -----------
Net increase                                          3,656,488
Net assets available for benefits
  Beginning of year                                           0
                                                    -----------
  End of year                                       $ 3,656,488
                                                    ===========

* Fund was available beginning in 1998.


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
      STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                              SMALL-CAP GROWTH FUND

                                                  Year Ended
                                                  December 31
                                                     1998*
                                                  -----------
Investment income
  Income from mutual funds and
   bank common trust funds                        $     5,265
                                                  -----------
                                                        5,265
                                                  -----------
Withdrawals                                           (25,518)
Expenses                                                 (456)
Net realized and unrealized appreciation
  in fair value of investments                         42,545
Fund transfers, net                                 5,424,948
                                                  -----------
Net increase                                        5,446,784
Net assets available for benefits
  Beginning of year                                         0
                                                  -----------
  End of year                                     $ 5,446,784
                                                  ===========


* Fund was available beginning in 1998.

See notes to financial statements.

             BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                                  FOREIGN FUND

                                                                   Year Ended December 31
                                                       -------------------------------------------------------
                                                           1998                  1997                  1996
                                                       -----------           -----------           -----------
Investment income
  Income from mutual funds and
   bank common trust funds                             $   319,949           $   889,786           $   296,565
                                                       -----------           -----------           -----------
                                                           319,949               889,786               296,565
                                                       -----------           -----------           -----------
Withdrawals                                                (19,866)             (582,359)             (221,361)
Expenses                                                      (816)               (1,423)               (3,996)
Net realized and unrealized appreciation
  (depreciation) in fair value of investments             (447,132)             (397,395)              578,374
Fund transfers, net                                     (4,808,860)              306,721             3,726,434
                                                       -----------           -----------           -----------
Net increase (decrease)                                 (4,956,725)              215,330             4,376,016

Net assets available for benefits
  Beginning of year                                      7,839,922             7,624,592             3,248,576
                                                       -----------           -----------           -----------
  End of year                                          $ 2,883,197           $ 7,839,922           $ 7,624,592
                                                       ===========           ===========           ===========


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                        VF CORPORATION COMMON STOCK FUND

                                                                    Year Ended December 31
                                                  ----------------------------------------------------------
                                                      1998                   1997                   1996
                                                  ------------           ------------           ------------
Investment income
  Dividends on VF Corporation
   Common Stock                                   $    421,579           $    454,214           $    477,072
  Income from mutual funds and
   bank common trust funds                               3,087                  8,026                  6,046
                                                  ------------           ------------           ------------
                                                       424,666                462,240                483,118
                                                  ------------           ------------           ------------
Withdrawals                                         (1,135,545)              (774,015)            (1,354,622)
Expenses                                                (3,238)               (11,219)               (31,514)
Net realized and unrealized appreciation
  in fair value of investments                         168,515              7,488,332              4,836,295
Fund transfers, net                                 (4,579,113)               541,910             (3,577,831)
                                                  ------------           ------------           ------------
Net increase (decrease)                              5,124,715              7,707,248                355,446
Net assets available for benefits
  Beginning of year, as reported                    27,863,482             20,156,234             19,800,788
                                                  ------------           ------------           ------------
  End of year                                     $ 22,738,767           $ 27,863,482           $ 20,156,234
                                                  ============           ============           ============

See notes to financial statements

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)
                             ADMINISTRATIVE ACCOUNT

                                                        Year Ended December 31
                                           -------------------------------------------------
                                             1998                1997                1996
                                           ---------           ---------           ---------
Investment income
  Income from mutual funds and
   bank common trust funds                 $ 143,559           $ 140,128           $   6,139
                                           ---------           ---------           ---------
                                             143,559             140,128               6,139
Withdrawals                                    7,570                   0                   0
Expenses                                    (153,118)            (85,911)             47,117
Fund transfers, net                                0                   0                (924)
                                           ---------           ---------           ---------
Net increase (decrease)                       (1,989)             54,217              52,332

Net assets available for benefits
  Beginning of year                          120,348              66,131              13,799
                                           ---------           ---------           ---------
  End of year                              $ 118,359           $ 120,348           $  66,131
                                           =========           =========           =========


See notes to financial statements.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - DESCRIPTION OF THE PLAN

General - The Plan is an employee contributory defined contribution plan covering all salaried employees of Blue Bell, Inc. and certain subsidiaries (the "Company") who met age and service requirements and were employed prior to September 30, 1988. VF Corporation ("VF") assumed responsibility for sponsorship of the plan following VF's acquisition of Blue Bell, Inc. The Plan is a frozen plan, under which particpants no longer accrue benefits but that will remain in existence as long as necessary to pay accrued benefits. It is subject to provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Details of the Plan are available in the booklet "Blue Bell Savings, Profit Sharing and Retirement Plan".

Vesting - The Plan is frozen, and all participants are fully vested. No further contributions have or will be made by either the Company or participants.

Participant Accounts - Each participant's account is credited with an allocation of earnings. Allocation of Plan earnings is based upon the balance each of the participants has in each of the respective funds.

 Employee accounts are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The Trustee also manages the Wachovia Diversified Short-Term Bond Fund, Wachovia Stable Value Fund, and Wachovia Short-Term Investment Fund. Members have the opportunity to change investment elections monthly. A member's investment election will continue in effect until changed by the member pursuant to a subsequent investment election. The investment programs of the Plan are as follows:

         (a)      Money Market Fund: Monies are invested in a money market fund.

         (b) Fixed Income Fund: Monies are invested in investments that provide a fixed rate of return.

         (c) Balanced Fund: Monies are invested in investments to obtain as much income as possible, consistent with the preservation and conservation of capital.

         (d) Equity Growth & Income Fund: Monies are invested in investments that are currently paying dividends and/or offer prospects for growth of capital and future income, with emphasis on capital appreciation.

         (e) Index 500 Fund: Monies are invested in the 500 stocks that make up the S&P 500 Stock Price Index.

         (f) Small-Cap Value Fund: monies are invested in U.S. common stocks of small companies whose price is under valued.

         (g) Small-Cap Growth Fund: monies invested in small and medium size companies with under valued assets or favorable growth prospects.

         (h) Foreign Fund: Monies are invested in stocks and debt obligations of companies and governments outside the United States.

         (i) VF Corporation Common Stock Fund: Monies are invested in Common Stock of the Corporation purchased at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.

Distributions - Distributions to participants or their beneficiaries are payable at the time of normal retirement, early retirement for those who qualify, qualifying layoff, death, or disability while employed by the Company. In addition, participants are entitled annually to withdraw the lesser of up to 25% of their individual account balance or $10,000, for any reason. Various methods are available for settlement of a participant's vested account balance including lump-sum cash settlement, periodic payments, and purchase of an annuity. Distributions are recorded when paid.

Plan Termination - The Board of Directors of the Company may amend, modify, or terminate the Plan at any time. In the event the Plan is terminated, each member is entitled to his proportionate share of net assets available for benefits as of the termination date.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

General - Accounts of the Plan are maintained on the accrual basis. Administrative expenses of the Plan are charged to the Plan. Purchases and sales of securities are recorded on a trade date basis. Investment income is recorded on the accrual basis.

Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the plan year. Fair value for group insurance contracts with life insurance companies approximates contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less administrative expenses changed by the insurance companies and less benefits paid.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of realized gains or losses and unrealized appreciation or depreciation on those investments. Realized gains or losses are calculated on an average cost basis.

Use of Estimates: In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Payment of Benefits:  Benefits are recorded when paid.

NOTE C - INCOME TAXES

The Internal Revenue Service has ruled by letter dated March 5, 1987 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan has been amended since receiving a tax determination letter. However, the Pension Administrative Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and is currently being operated in compliance with the applicable requirements of the IRC.

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE D -- INVESTMENTS

 Net unrealized appreciation (depreciation) in fair value of investments included in Plan equity includes the following:

                                                         Net Unrealized
                                                  Appreciation (Depreciation) in                                 Fair Value
                                            Fair Value for the Year Ended December 31                         at December 31
                                        --------------------------------------------     -----------------------------------------
                                            1998            1997            1996             1998            1997          1996
                                        ------------    ------------    ------------     ------------    ------------  ------------
Fair value as determined by
quoted market or stated
redemption price:
   VF Corporation Common Stock          $ (5,714,569)   $  6,625,575    $    811,617     $ 22,792,594    $ 27,783,657  $ 20,077,403
   Mutual funds and
    bank common trust funds                8,205,950      14,174,768       3,209,886      180,137,617     154,749,905   137,378,097
                                        ------------    ------------    ------------     ------------    ------------  ------------
                                        $  2,491,381    $ 20,800,343    $  4,021,503     $202,930,211    $182,533,562  $157,455,500
                                        ============    ============    ============     ============    ============  ============

 Unrealized appreciation in fair value of investments at December 31, 1998, 1997 and 1996 was $59,151,106, $56,659,770, and $35,859,426, respectively.



 Net realized appreciation in fair value of investments includes the following:

                                               Year Ended December 31
                            --------------------------------------------------------
                                 1998                  1997                  1996
                            ------------          ------------          ------------
Aggregate proceeds          $148,218,936          $ 48,602,478          $ 78,554,102
Aggregate cost               131,690,966            45,251,984            73,044,305
                            ------------          ------------          ------------
Net realized gain           $ 16,527,970          $  3,350,494          $  5,509,797
                            ============          ============          ============

 Of the net realized gain, $5,883,084, $862,757, and $4,024,678, related to gains recognized on the sale of VF Common Stock for the years ended 1998, 1997 and 1996, respectively.


The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits at December 31, 1998 and 1997 are as follows:


                                                   1998                 1997
                                                -----------          -----------
VF Corporation Common Stock                     $22,792,594          $27,783,657

Wachovia Diversified Fixed Income Fund           21,964,538           17,661,482

              BLUE BELL SAVINGS, PROFIT SHARING AND RETIREMENT PLAN
                    NOTE TO FINANCIAL STATEMENTS (Continued)

 NOTE D -- INVESTMENTS  (Continued)

Wachovia Diversified GIC Fund              14,640,485          13,778,360

Fidelity Magellan Fund                              0          26,076,221

Fidelity Growth & Income Fund              66,417,407          61,539,648

Fidelity Puritan Fund                      18,182,547          15,079,068
Vanguard Institutional Index Fund          34,156,487                   0


 Investments held at December 31, 1998:

                                                     NUMBER OF SHARES
Name of Issuer and Title of Issue                    OR PRINCIPAL AMOUNT       FAIR VALUE               COST
---------------------------------                    -------------------      ------------          ------------
Securities of participating employer:
   VF Corporation Common Stock                               486,242          $ 22,792,594          $  3,303,890
Other Securities:
   Mutual funds and bank common trust funds:
     Vanguard Money Market Fund                            5,430,313             5,430,313             5,430,313
     Fidelity Puritan Fund                                   905,957            18,182,547            15,970,046
     Fidelity Growth & Income Fund                         1,448,896            66,417,407            35,432,253
     Vanguard Institutional Index Fund                       302,672            34,156,487            27,624,276
     Longleaf Partners Small Cap Fund                        166,597             3,656,815             3,752,461
     Baron Asset Fund                                        107,779             5,447,170             5,198,967
     Templeton Foreign Fund                                  343,816             2,884,616             3,328,233
     Wachovia Diversified Short-Term Bond Fund                96,008            21,964,538            21,740,931
     Wachovia Stable Value Fund                               69,515            14,640,485            14,640,498
     New York Life GIC, 7.36%, due 5/12/99                 7,000,000             7,000,000             7,000,000
     Wachovia Short-Term Investment Fund                     357,238               357,238               357,238
                                                                              ------------          ------------
                                                                              $202,930,211          $143,779,105
                                                                              ============          ============

NOTE E - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                                 1998                  1997
                                                             ------------          ------------
Net assets available for benefits per the financial
  statements                                                 $205,488,432          $184,960,872
Less amounts allocated to withdrawing participants                869,934             1,861,064
                                                             ------------          ------------
Net assets available for benefits per Form 5500              $204,618,498          $183,099,808
                                                             ============          ============

The following is a reconciliation of withdrawals paid to participants per the financial statements to Form 5500:

                                                                                    1998
                                                                                 -----------
Withdrawals paid to participants per the financial statements                    $ 8,869,337
Add amounts allocated to withdrawing participants at December 31, 1998               869,934
Less amounts allocated to withdrawing participants at December 31, 1997           (1,861,064)
                                                                                 -----------
withdrawals paid to participants per Form 5500                                   $ 7,878,207
                                                                                 ===========


Amounts allocated to withdrawing participants are recorded on Form 5500 as withdrawal claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.